UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 17, 2011

Date of Earliest Event Reported:  August 17, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	001-33135	31-1332119
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Rd.

Springfield, OH

45502-9032

(Address of principal executive offices)

(937) 964-8974

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 8.01.  Other Events.

On August 17, 2011, AdCare Health Systems, Inc. (“AdCare”) gave notice that it is exercising its option to call for redemption one hundred percent (100%) of AdCare’s outstanding: (i) warrants to purchase shares of AdCare’s common stock, no par value (the “Common Stock”), sold in AdCare’s initial public offering in November 2006 (the “IPO Warrants”); and (ii) warrants to purchase shares of Common Stock sold in a private placement in December 2009 (the “Private Placement Warrants” and, together with the IPO Warrants, the “Warrants”).  Registered holders of the Warrants will have until September 19, 2011 (the “Call Exercise Period”) to exercise each Warrant for 1.05 shares of Common Stock at a price of $2.38 per share.

Any Warrants not exercised by the registered holders thereof within the Call Exercise Period will automatically expire at 5:00 p.m., Eastern Time, on the last day of the Call Exercise Period, and AdCare will remit to the registered holders of such expired Warrants the sum of ten cents ($.10) per underlying share of Common Stock (the “Call Amount”), upon surrender of the Warrant Certificate representing such expired Warrants. At 5:00 p.m., Eastern Time, on the last day of the Call Exercise Period and thereafter, registered holders of expired Warrants will have no rights or privileges with respect to such Warrants, other than to receive the Call Amount therefor.

Copies of the call notice and press release issued by AdCare with respect to the call of the Warrants for redemption are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1         Call Notice dated August 17, 2011.

99.2         Press Release dated August 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  August 17, 2011

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Martin D. Brew
Name: Martin D. Brew
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Call Notice dated August 17, 2011.

99.2	Press Release dated August 17, 2011.